unITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2020

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38903	83-2586114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of Principal Executive Offices) (Zip Code)

(516) 295-7820

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Postal Realty Trust, Inc. (the “Company”) issued a press release on January 4, 2021 that provided an update on the Company’s property portfolio and operations for the fourth quarter and year ended December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except as set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2020, the Board of Directors (the “Board”) of the Company appointed Robert B. Klein to serve as the Chief Financial Officer of the Company, effective January 1, 2021.

Mr. Klein, age 45, previously served as a Managing Partner and head of capital markets at Monday Properties Services, LLC (“Monday Properties”) since June 2016, where he led the strategic growth of the firm. From 1998 to the time he joined Monday Properties, Mr. Klein served in various roles, including most recently as a Managing Director, in the Real Estate Advisory Group at Evercore Group L.L.C. (“Evercore”) and advised public and private companies and special committees on mergers and acquisitions, joint ventures, strategic partnerships, portfolio acquisitions and sales, restructuring transactions, IPOs and strategic alternatives. Prior to joining Evercore, Mr. Klein held positions with MJC Associates LLC, Reckson Associates, Goldman, Sachs & Co and Bankers Trust. Mr. Klein is an active member of Urban Land Institute (ULI), University of Florida’s Bergstrom Center Advisory Board and the Columbia Business School Real Estate Circle. He graduated from the University of Florida Honors Program in 1997, with a Bachelor of Science in Business Administration and received his M.B.A. from Columbia Business School in 2004.

In connection with his appointment as the Chief Financial Officer of the Company, Mr. Klein and the Company have entered into an employment agreement, which will govern the terms and conditions of Mr. Klein’s employment with the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Klein will receive an annual base salary of $275,000 and will be eligible to receive an annual incentive bonus with a target bonus of 110% of the annual base salary, with the actual amount of such bonus to be determined by the Compensation Committee of the Board (the “Compensation Committee”), using such performance measures as the Compensation Committee deems to be appropriate.  The initial term of the Employment Agreement is two years commencing on January 1, 2021 and up to two additional automatic extensions of twelve months each after the end of the initial term. Mr. Klein is expected to be eligible to receive long-term incentive awards under the Company’s Equity Incentive Plan, as determined by the Compensation Committee from time to time, with a target grant of 115% of his annual base salary. In addition, Mr. Klein will be entitled to participate in the Company’s employee stock purchase plan and will also be eligible to participate in the Company’s health insurance, 401k, life insurance and disability coverage. Lastly, Mr. Klein is eligible to participate in the Company’s Alignment of Interest Program, where eligible participants may elect to receive LTIP units or restricted shares of Class A common stock, or a mix of both, in lieu of up to 100% of any compensation otherwise payable in cash.

In the event Mr. Klein’s employment is terminated by the Company without “Cause,” by him for “Good Reason” (as such terms are defined in the Employment Agreement) or due to Mr. Klein’s death or Disability (as such term is defined in the Employment Agreement), he will receive: his accrued base salary; accrued but unpaid time off; any earned but unpaid bonuses; vested benefits due under the terms of any deferred compensation incentive or other benefit plans maintained by the Company; reimbursement of any expenses; and accelerated vesting of unvested equity awards that were granted to Mr. Klein pursuant to, and in exchange for his participation under, the Company's Alignment of Interest Program. In addition to the foregoing, in the event Mr. Klein's employment is terminated by the Company without "Cause" any time after the audit of the Company's financial statements for fiscal year end December 31, 2021 is completed or by Mr. Klein for "Good Reason" any time after the renewal of the initial term of the Employment Agreement, then Mr. Klein will receive: accelerated vesting of time-based equity awards; a lump sum payment equal to his base salary for a period of six months after the date of termination plus 50% of Mr. Klein’s target bonus opportunity for the year in which his employment is terminated; and a lump sum amount equal to six months of the monthly premium payment for Mr. Klein’s health, dental and vision insurance.

There are no arrangements or understandings between Mr. Klein and any other person pursuant to which he was appointed to serve as Chief Financial Officer of the Company. The Company is not aware of any transactions or existing relationships in which Mr. Klein has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and is not aware of any family relationship between Mr. Klein and the Company’s executive officers, directors or any person nominated to become a director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. Except as disclosed above, no other material plan, contract, or arrangement was entered into or materially amended by the Company in connection with Mr. Klein’s appointment, and there was no grant or award made by the Company to Mr. Klein or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on January 4, 2021 announcing the appointment of Mr. Klein as the Chief Financial Officer of the Company.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 4, 2021, the Company provided an update on its property portfolio for the fourth quarter and year ended December 31, 2020:

Collections and Acquisitions

For the three months ended December 31, 2020, the Company collected 100% of its rents and completed the acquisition of 36 properties for approximately $62.6 million, excluding closing costs. These acquisitions comprised approximately 577,105 net leasable interior square feet and have a weighted average rental rate of $8.23 per leasable square foot based on rents in place as of December 31, 2020.

For the year ended December 31, 2020, the Company acquired 261 properties for approximately $130.3 million, excluding closing costs. These acquisitions comprised approximately 1.2 million net leasable interior square feet and have a weighted average rental rate of $9.21 per leasable square foot based on rents in place as of December 31, 2020.

As of December 31, 2020, the Company’s portfolio is 100% occupied and is comprised of 726 properties across 47 states with approximately 2.7 million net leasable interior square feet. The weighted average rental rate for the portfolio is $9.67 per leasable square foot.

In addition, the Company has entered into definitive agreements to acquire 13 postal properties for approximately $18.5 million, excluding closing costs. The majority of these transactions are anticipated to close by the end of the first quarter of 2021, subject to the satisfaction of customary closing conditions.

Holdover Leases and 2020 Lease Expirations

As of January 4, 2021, the Company owns 90 properties with leases that expired in 2019 and 2020. The Company has agreed with the United States Postal Service (“USPS”) upon rents on all properties. Of the 90 properties, 72 properties have new leases that have been fully executed by both the Company and the USPS and leases for the remaining 16 properties have been signed by the Company and returned to the USPS for execution. Leases for the remaining two properties, which were acquired in the fourth quarter of 2020, are awaiting draft leases from the USPS.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated December 30, 2020, by and between the Company and Robert B. Klein
99.1	Press Release, dated January 4, 2021

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K, including with respect to the disclosures set forth under Items 2.02 and 8.01 herein, are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s acquisition strategy or future acquisition activity, including weighted average rental rates and cap rates, which are based on the Company’s current expectations and assumptions regarding capital market conditions, its acquisition pipeline, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS and the Company’s other tenants, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTAL REALTY TRUST, INC.

Date: January 4, 2021	By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

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